SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2006

WT HOLDINGS CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-30292	88-0405437
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 402-404, 4/F, Allied Kajima Building

138 Gloucester Road

Wanchai, Hong Kong

(Address of Principal Executive Offices)

(852) 2511-3873

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ materially from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “WT Holdings” or the “Registrant” refer to WT Holdings Corporation, a Delaware corporation.

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2006, WT Holdings Corporation, a Delaware corporation (formerly Fortune Entertainment Corporation, and to be renamed “Asiamart”) (the “Registrant” or “WT Holdings”) completed the issuance and sale of $3,069,895 principal amount of senior convertible debentures in a private placement to fourteen accredited investors (“Financing”). The Financing was conducted pursuant to a Securities Purchase Agreement dated October 6, 2006 entered into between the Registrant and the accredited investors named on the schedule of buyers thereto (“Securities Purchase Agreement”). Maxim Group LLC acted as the lead placement agent with Chardan Capital Markets LLC as the co-placement agent in the Financing.

Under the terms of the financing, the Registrant sold senior convertible debentures to investors, which are unsecured, bear 8% interest per year payable in cash, and mature in three years. The debentures are convertible into a quantity of common stock ranging from approximately 11.6 to 16.0 million shares, depending upon a one-time adjustment to the conversion price, which shall occur at the one-year anniversary of the closing of the Financing, or October 6, 2007. The initial conversion price of the debentures is $0.24 per share which conversion price may be adjusted to equal the volume-weighted average trading price of the Registrant’s common stock for all trading days during the one year following the closing of the Financing, subject to a maximum conversion price of $0.264 per share, and a minimum conversion price of $0.192 per share (“Conversion Price Collar”). The conversion price of the debentures is also subject to anti-dilution adjustments, within the Conversion Price Collar, in the event the Registrant sells and issues shares of its common stock for below $0.24 per share. The Registrant may, at its election, force conversion of the debentures after the first anniversary of the closing, if the volume weighted average trading price of its common stock exceeds $0.48 per share for 30 consecutive trading days, and the average daily trading dollar volume exceeds $350,000. The Registrant may also redeem the debentures at 125% of the principal amount of the debentures plus accrued unpaid dividends, at any time after the first anniversary of the closing. For the specific terms including those relating to anti-dilution, refer to the form of debenture in Exhibit 10.2 included with this Form 8-K.

In connection with the Financing, on October 6, 2006 the Registrant issued warrants to investors that are exercisable for up to approximately 8 million shares of common stock of the Registrant with an exercise price ranging from $0.2112 to $0.2904 per share. The exercise price is adjustable based upon the conversion price of the debentures. The warrants are exercisable for a five-year period commencing on October 6, 2006. The form of warrant issued to investors is included as Exhibit 10.3 of this report.

The Registrant also agreed to issue, in connection with the Financing, a warrant to the lead placement agent for the purchase of up to 1,279,123 shares of common stock of the Registrant, with an exercise price ranging from $0.2112 to $0.2904 per share.

On October 6, 2006, in connection with the Financing, the Registrant also entered into a registration rights agreement dated October 6, 2006, under which it agreed to use its commercially reasonable efforts to cause the common stock issuable upon conversion of the debentures and exercise of the warrants issued to the investors and placement agent, to be registered for resale on an appropriate form for registration to be filed with the SEC within 30 days following the closing. If the registration statement is not filed within such 30 day period or does not become effective within 90 days after closing, the Registrant is subject to a monthly penalty of 1% of the offering amount, up to a maximum of 24%.

The closing of this transaction (the “Closing”) occurred on October 6, 2006 (the “Closing Date”). A copy of the Securities Purchase Agreement, form of senior convertible debenture, form of investor warrant, and the registration rights agreement are included as Exhibit 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On October 6, 2006, the Registrant issued and sold $3,069,895 principal amount of senior convertible debentures in a private placement to fourteen accredited investors, including warrants for the purchase of up to 8.0 million shares of common stock of the Registrant. These securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Regulation D. The offering has not been registered under the Securities Act or any state securities of “blue sky” laws, and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The warrants issued to investors in the Financing are exercisable for up to approximately 8 million shares of common stock of the Registrant with an exercise price ranging from $0.2112 to $0.2904 per share, which is adjustable based upon the conversion price of the debentures. The warrants are exercisable for a five-year period commencing on October 6, 2006. The form of warrant issued to investors is included as Exhibit 10.3 of this report.

The Registrant also agreed to issue, in connection with the Financing and pursuant to the exemption from the registration requirements of the Securities Act under Regulation D, a warrant to the lead placement agent for the purchase of up to 1,279,123 shares of common stock of the Registrant, with an exercise price ranging from $0.2112 to $0.2904 per share. The warrant issued to the placement agent is exercisable for a five-year period commencing on October 6, 2006.

Under the terms of the registration rights agreement, and as described in Item 1.01 above, the Registrant agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares issuable upon conversion of the debentures and exercise of the warrants, including the warrant issued to the placement agent in connection with the transaction.

Item 9.01 Financial Statements and Exhibits.

On October 9, 2006, the Registrant issued a press release to announce the closing of its senior convertible debenture financing on Friday October 6, 2006. A copy of the press release is included as Exhibit 99.1 to the report on Form 8-K.

EXHIBITS

Exhibit Number	Description

10.1	Securities Purchase Agreement

10.2	Form of Debenture

10.3	Form of Investor Warrant

10.4	Registration Rights Agreement

99.1	Press Release dated October 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WT HOLDINGS CORPORATION

By:	/S/ RICKY TSOI
Ricky Tsoi Chief Executive Officer

Dated: October 10, 2006

4